La Jolla Pharmaceutical Company Presents Data at the Annual American Society of Nephrology (ASN) Conference
Galectin-3, Target of GCS-100, Inversely Correlates with eGFR

SAN DIEGO, CA - (November 7, 2013) - La Jolla Pharmaceutical Company (OTCBB: LJPC) (the “Company” or “La Jolla”), a leader in the development of therapeutics targeting significant unmet life-threatening diseases, today announced the presentation of results evaluating the relationship between serum galectin-3 and kidney function, as measured by estimated glomerular filtration rate (“eGFR”), across a wide spectrum of kidney function levels. The data were presented by Pablo Pergola, MD, PhD, as part of a poster exhibit at the annual American Society of Nephrology (“ASN”) conference in Atlanta, GA.

In a retrospective study of 99 individuals, a significant, inverse correlation (r=-0.74, p<0.001) was found between galectin-3 and eGFR ranging from 20-100 mL/min/1.73m2. A cross-sectional study of 28 subjects enrolled in a Phase 1 study of GCS-100 showed a similar inverse correlation (r=-0.60, p<0.001) between galectin-3 and a range of eGFR associated with chronic kidney disease (“CKD”) (15-50 mL/min/1.73m2).

“The results from this study demonstrate for the first time the correlation of galectin-3 across a wide range of eGFR, including those found in CKD patients,” said Geoffrey Block, MD, senior author of this study.

Galectin-3 is an FDA approved biomarker for cardiovascular risk, and galectin-3 levels >25 ng/mL are associated with high cardiovascular risk. The percentage of patients in each eGFR group with high cardiovascular risk based on galectin-3 levels was analyzed in the retrospective study. Results showed that >50% of subjects with an eGFR <40 mL/min/1.73m2 have a high cardiovascular risk, as determined by galectin-3 levels, while the risk increased to >90% of subjects with an eGFR <20 mL/min/1.73m2.

“Our data highlight the need for additional investigation into the role of galectin-3 in CKD and support clinical studies utilizing galectin-3 inhibitors to treat patients with CKD,” said Pablo Pergola, MD, PhD, lead author and presenter of this study.

About La Jolla Pharmaceutical Company

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapeutics for chronic organ failure and cancer. GCS-100, the Company's lead product candidate, is a first-in-class inhibitor of galectin-3, a novel molecular target implicated in chronic organ failure and cancer. LJPC-501, the Company’s second product candidate, is a natural peptide for the treatment of hepatorenal syndrome. For more information on the Company please visit http://www.ljpc.com.

Forward Looking Statement Safe Harbor

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operations. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from these forward-looking statements. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings with the U.S. Securities and Exchange Commission (“SEC”), all of which are available free of charge on the SEC's web site http://www.sec.gov. These risks include, but are not limited to, risks relating to the development of GCS-100 and LJPC-501, the success and timing of future preclinical and clinical studies of these compounds, and potential indications for which GCS-100 and LJPC-501 may be developed. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in the Company's reports filed with the SEC. The Company expressly disclaims any intent to update any forward-looking statements.

Company Contact

George F. Tidmarsh, M.D., Ph.D.
President & Chief Executive Officer
La Jolla Pharmaceutical Company
Phone: (858) 207-4264
Email: GTidmarsh@ljpc.com

and

Chester S. Zygmont, III
Director of Finance
La Jolla Pharmaceutical Company
Phone: (858) 207-4262
Email: czygmont@ljpc.com